Paulson Capital Corporation Reports 143% Increase in Net Earnings in 2005

PORTLAND, OR -- 03/29/2006 -- Paulson Capital Corp. (NASDAQ: PLCC), parent company to Paulson Investment Company, Inc., today announced its financial performance results for fiscal year 2005, ended December 31, 2005.

2005 Financial Highlights

--  Total revenues recorded for the year increased 21% to $39.7 million, up from $32.9 million reported for 2004.

--  Investment income, including realized gains from the exercise of underwriter warrants and subsequent sale of the stock, gains and losses from the sale of investment securities and unrealized gains and losses from underwriter warrants and other investment securities, climbed 685% to
    $15,839,768 from $2,017,940 in the prior year.

--  Trading income more than doubled, rising to $2.9 million from $1.4 million for the comparable year-over-year periods.

--  Sales commissions revenue declined 10% to $16.5 million, down from
    $18.3 million in the previous year.

--  Expenses in 2005 modestly declined to $26.4 million from $27 million in 2004.

--  Pre-tax earnings for the year were $13.4 million, a 127% increase over
    $5.9 million recorded in the prior year.

--  Net earnings increased 143% to $8.5 million, or $2.70 diluted earnings per share, compared to $3.5 million, or $1.09 diluted earnings per share, in 2004.

--  As of December 31, 2005, the Company had approximately $12.6 million in cash and receivables; $32.4 million in investment securities; $1.6 million in trading securities; and stockholders' equity of approximately
    $39.8 million.

--  Net cash provided by Paulson's operating activities in 2005 totaled approximately $1.5 million.
Commenting on the results, Chester L.F. Paulson, founder and Chairman of Paulson, stated, "There is no question that we are very pleased with the strong financial performance delivered by Paulson Investment Company in 2005. Last year, the performance of the general market was lackluster, with only modest gains in the Russell 2000 Index and Nasdaq Composite Index. In addition, we did very few IPO and secondary offerings. However, we were able to successfully manage our portfolio of investment and trading securities, resulting in a significant increase in net income."

Continuing, Paulson noted, "Based on our peer assessment and given our continued strong financial performance, we believe that our Company has been undervalued by the Wall Street community. With the successful completion of our forward stock split, which will take effect tomorrow, we hope to attract greater market support from institutional investors -- a key objective for Paulson this year."

Paulson will also host a teleconference on Tuesday, April 4, 2006, beginning at 4:15 PM Eastern, and invites all interested parties to join management in a discussion regarding the Company's financial results, corporate progression and other meaningful developments. The conference call can be accessed via telephone by dialing toll free 1-800-867-0448. For those unable to participate at that time, a replay of the teleconference will be available and may be accessed by calling 1-800-405-2236 and entering the passcode 11057522#.

About Paulson Capital Corporation

Paulson Capital Corporation is the parent company to Paulson Investment Company, Inc. Located in Portland, Oregon, Paulson Investment Company is the Northwest's largest independent brokerage firm and a national leader in public offerings of small and emerging growth companies with capital needs of $5 million to $45 million. Founded by Chet Paulson in 1970, it has managed or underwritten more than 150 public offerings and has generated more than $1 billion for client companies.

                  Paulson Capital Corp. and Subsidiary
                       CONSOLIDATED BALANCE SHEETS
                              December 31,

                                                   2005          2004
ASSETS

  Cash and cash equivalents                    $    129,549  $    132,845
  Receivable from clearing organization          12,608,491     7,856,254
  Notes and other receivables                     1,081,528       442,934
  Income taxes receivable                                 -       851,000
  Trading securities, at market value             1,558,564     3,029,326
  Investment securities, at market value and
   estimated fair value                          32,401,808    20,774,645
  Underwriter warrants, at estimated fair
   value                                          6,275,000     9,416,000
  Prepaid and deferred expenses                     674,328     1,583,346
  Furniture and equipment, net                      265,791       239,028

        Total assets                           $ 54,995,059  $ 44,325,378

     LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
  Accounts payable and accrued liabilities     $  1,243,866  $  2,138,856
  Payable to clearing organization                3,182,347     1,021,860
  Compensation, employee benefits and payroll
   taxes                                          2,105,259     2,108,056
  Securities sold, not yet purchased, at
   market value                                      23,033        50,144
  Dividends payable - current                       929,317             -
  Income taxes payable - current                  2,338,218             -
  Deferred income taxes payable                   5,408,000     5,436,000

        Total liabilities                        15,230,040    10,754,916

COMMITMENTS AND CONTINGENCIES                             -             -

SHAREHOLDERS' EQUITY
  Preferred stock, no par value; authorized,
   500,000 shares; issued and outstanding,
   no shares                                              -             -
  Common stock, no par value; authorized,
   10,000,000 shares; issued and outstanding,
   3,097,724 shares and 3,190,300, respectively   1,817,100     1,745,824
  Retained earnings                              37,947,919    31,824,638

        Total shareholders' equity               39,765,019    33,570,462

        Total liabilities and shareholders'
         equity                                $ 54,995,059  $ 44,325,378

                   Paulson Capital Corp. and Subsidiary
                     CONSOLIDATED STATEMENT OF INCOME
                          Years ended December 31,

                                     2005          2004          2003

Revenues
  Commissions                    $16,517,709   $18,304,103   $16,597,119
  Corporate finance                3,259,092    11,213,195     6,801,330
  Investment income               15,839,768     2,017,840     3,359,973
  Trading income                   2,926,440     1,350,816     1,245,018
  Interest and dividends              51,062        27,686        52,764
  Other                            1,142,277         1,635         2,955

                                  39,736,348    32,915,275    28,059,159

Expenses
  Commissions and salaries        18,701,260    19,263,085    16,959,056
  Underwriting expenses              227,412       876,981       528,397
  Rent, telephone and
   quotation services              1,281,293     1,211,383     1,156,402
  Interest expense                       421        10,093        16,813
  Professional fees                1,456,649     1,029,800       650,831
  Bad debt expense                   299,745       684,429       367,796
  Travel and entertainment           229,055       368,044       250,973
  Depreciation and amortization       90,814        96,914       136,876
  Advertising and promotion expense  273,430       302,486       280,387
  Settlement expense                 870,535     1,274,540        96,849
  Other                            2,925,674     1,901,054     1,470,766

                                  26,356,288    27,018,809    21,915,146

    Earnings before income taxes  13,380,060     5,896,466     6,144,013

Income tax expense                 4,888,000     2,406,866     2,103,736

    NET EARNINGS                 $ 8,492,060   $ 3,489,600   $ 4,040,277

Basic earnings per share         $      2.71   $      1.10   $      1.30

Diluted earnings per share       $      2.70   $      1.09   $      1.29

Weighted average common shares outstanding:
  Basic                            3,131,443     3,183,194     3,116,786
  Diluted                          3,147,632     3,186,889     3,131,605

This release may contain "forward-looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results of achievements may be materially different from those expressed or implied. The Company's plan and objectives are based on judgments with respect to future conditions in the securities markets as well as general assumptions regarding the economy and competitive environment in the securities industry, which can be volatile and out of our control. In particular, we make assumptions about our ability to complete corporate finance transactions and increase the volume and size of our securities trading operations, which are difficult or impossible to predict accurately and often beyond the control of the Company. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

FOR MORE INFORMATION, PLEASE CONTACT:
Dodi Handy
President and CEO
Elite Financial Communications Group
407-585-1080
email: plcc@efcg.net